As filed with the Securities and Exchange Commission on October 28, 1996
                                               Registration No. 33-
                                                                   -------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ---------------------
                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------------
                                     GANTOS, INC.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

                   Michigan                               38-1414122
         -------------------------------              -------------------
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)               Identification No.)

   3260 Patterson, S.E., Grand Rapids, Michigan         49512
   --------------------------------------------        ----------
    (Address of Principal Executive Offices)          (Zip Code)

                         GANTOS, INC. 1996 STOCK OPTION PLAN
                      GANTOS, INC. EMPLOYEE STOCK PURCHASE PLAN
    ----------------------------------------------------------------------
                              (Full title of the plans)

                              Arlene H. Stern, President
                                     Gantos, Inc.
                                 3260 Patterson, S.E.
                            Grand Rapids, Michigan  49512
                     --------------------------------------------
                       (Name and address of agent for service)

                                    (616) 949-7000
         -------------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


                                                                  Proposed
                                              Proposed             maximum
Title of securities        Amount to be   maximum offering    aggregate offering       Amount of
 to be registered           registered     price per share           price         registration fee
Common Shares (1)        10,000   shares    $3.25    (2)           $32,500.00
Common Shares           350,000   shares    $4.65625            $1,629,687.50
                                               (2)
Common Shares            35,000   shares    $3.25    (2)          $113,750.00
Common Shares            10,000   shares    $3.53125(2)            $35,312.50
Common Shares           595,000   shares    $3.71875            $2,212,656.25
                                               (3)
Common Shares (4)       200,000   shares    $3.71875              $743,750.00
                                               (3)
    Total             1,200,000   shares                        $4,767,656.25       $1,444.74

--------------------------------------------------------------------------------
(1) $0.01 par value per share (the "Common Shares").
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee and based on the exercise price of the option.
(3) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Shares, as quoted on The Nasdaq National Market on October 21, 1996.
(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Gantos, Inc. Employee Stock Purchase Plan described herein.


                                Page -1- of -10- Pages
                             Exhibit Index is on Page -8-

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed below are incorporated by reference in this registration statement:

    1. The Annual Report of Gantos, Inc. (the "Registrant") on Form 10-K for the fiscal year ended February 3, 1996 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 24, 1996.

    2. The Quarterly Reports of the Registrant on Form 10-Q for the quarters ended May 4, 1996 and August 3, 1996 as filed with the Commission pursuant to the Exchange Act on June 12, 1996 and September 17, 1996, respectively, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended
    February 3, 1996.

    3. The description of the Registrant's Common Shares which is contained under the heading "Description of Capital Stock--Common Stock", found at page 22 of the Registrant's Registration Statement on Form S-1, File No. 33-4504, filed with the Commission on April 2, 1986, and incorporated by reference in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 29, 1986, the description of an amendment to the Registrant's Articles of Incorporation to limit certain liabilities of directors of the Registrant contained in Part II, Item 2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended
    August 1, 1987 and dated September 11, 1987, and the related Proxy Statement, dated May 27, 1987 in connection with the Annual Meeting of Shareholders held June 19, 1987, the description of an amendment to the Registrant's Articles of Incorporation to reorganize the Registrant's Board of Directors into three classes with staggered terms contained in Part II,
    Item 2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 1, 1992 and dated September 14, 1992, and the related Proxy Statement, dated May 18, 1992 in connection with the Annual Meeting of Shareholders held June 18, 1992, and any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant or the Gantos, Inc. Employee Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

    The Registrant is obligated under its bylaws to indemnify any present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the Registrant or a subsidiary, or to another organization at the request of the Registrant or a subsidiary. In addition, the Articles of Incorporation of the Company limit certain personal liabilities of directors of the Company.

    The Registrant has obtained Directors' and Officers' liability insurance. Its policies currently provide for $10,000,000 in coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    4.1  Restated Articles of Incorporation, incorporated by reference to
         Exhibit 4.1 to Gantos, Inc.'s Current Report on Form 8-K, dated
         March 7, 1995 and filed with the Securities and Exchange Commission on March 22, 1995.

    4.2  Bylaws, as amended March 16, 1993, incorporated by reference to
         Exhibit 3.2 to Gantos, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 30, 1993.

    4.3 Gantos, Inc. Employee Stock Purchase Plan, as amended, incorporated by reference to Exhibit 10.2 to Gantos, Inc.'s Quarterly Report on
         Form 10-Q for the quarter ended August 3, 1996.

    5.1  Opinion of Honigman Miller Schwartz and Cohn.

    23.1 Consent of Independent Accountants.

    23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

    24.1 Powers of Attorney (included after the signature of the Registrant contained on page -6- of this Registration Statement).

    99.1 Gantos, Inc. 1996 Stock Option Plan, incorporated by reference to
         Exhibit 10.10 to Gantos, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 3, 1996.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or

         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       EXPERTS

    The financial statements as of February 3, 1996 and January 28, 1995, and for each of the three years in the period ended February 3, 1996, incorporated in this Registration Statement and in the prospectus related to this Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 28, 1996.

                                       GANTOS, INC.
                                       ---------------------------------------
                                       (Registrant)


                                       By:  /s/ J.E. BUNKA
                                          ------------------------------------
                                            J.E. Bunka, Senior Vice President -
                                            Finance, Chief Financial Officer
                                            and Treasurer

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of GANTOS, INC., a Michigan corporation (the "Company"), hereby constitutes and appoints J.E. Bunka and Kenneth Green, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him or her in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Shares, par value $0.01 a share, pursuant to the Gantos, Inc. Employee Stock Purchase Plan and the Gantos, Inc. 1996 Stock Option Plan, and interests in the Gantos, Inc. Employee Stock Purchase Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                          Title                       Date
    ---------                          -----                       ----

/s/ ARLENE H. STERN      President, Chief Executive Officer    October 28, 1996
----------------------              and Director
  Arlene H. Stern          (Principal Executive Officer)

   /s/ J.E. BUNKA          Senior Vice President - Finance,    October 28, 1996
----------------------  Chief Financial Officer and Treasurer
       J.E. Bunka          (Principal Financial Officer)

 /s/ JEFFREY C. TUORI          Assistant Treasurer and        October 28, 1996
----------------------          Assistant Secretary
    Jeffrey C. Tuori       (Principal Accounting Officer
                                  and Controller)

/s/ L. DOUGLAS GANTOS        Chairperson of the Board         October 28, 1996
----------------------
    L. Douglas Gantos


/s/ ELIZABETH M. EVEILLARD           Director                 October 28, 1996
---------------------------
    Elizabeth M. Eveillard

 /s/ FRED K. SCHOMER                 Director                 October 28, 1996
----------------------
    Fred K. Schomer

/s/ HANNAH H. STRASSER               Director                 October 28, 1996
----------------------
    Hannah H. Strasser

/s/ MARY ELIZABETH BURTON            Director                 October 28, 1996
-------------------------
    Mary Elizabeth Burton


  /s/ ERWIN A. MARKS                 Director                 October 28, 1996
----------------------
     Erwin A. Marks

 /s/ S. AMANDA PUTNAM                Director                 October 28, 1996
----------------------
    S. Amanda Putnam

    THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Gantos, Inc. Employee Stock Purchase Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 28, 1996.

                                  GANTOS, INC. EMPLOYEE STOCK PURCHASE PLAN
                                  -----------------------------------------
                                                   (Plan)


                                  By:  /s/ J.E. BUNKA
                                     --------------------------------------
                                            J.E. Bunka, Plan Administrator

                                  INDEX TO EXHIBITS


Exhibit
Number                  Description                                      Page
------                  -----------                                      ----
4.1      Restated Articles of Incorporation, incorporated                 N/A
         by reference to Exhibit 4.1 to Gantos, Inc.'s Current
         Report on Form 8-K, dated March 7, 1995 and filed with the Securities and Exchange Commission on March 22, 1995.

4.2      Bylaws, as amended March 16, 1993, incorporated by               N/A
         reference to Exhibit 3.2 to Gantos, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 30, 1993.

4.3      Gantos, Inc. Employee Stock Purchase Plan, as amended,           N/A
         incorporated by reference to Exhibit 10.2 to Gantos, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
         August 3, 1996.

5.1      Opinion of Honigman Miller Schwartz and Cohn.                    -9-

23.1     Consent of Independent Accountants.                             -10-

23.2     Consent of Honigman Miller Schwartz and Cohn (included           -9-
         in the opinion filed as Exhibit 5.1 to this Registration
         Statement).

24.1     Powers of Attorney (included after the signature of              -6-
         the Registrant contained on page -6- of this Registration
         Statement).

99.1     Gantos, Inc. 1996 Stock Option Plan, incorporated by             N/A
         reference to Exhibit  10.10 to Gantos, Inc.'s Annual
         Report on Form 10-K for the fiscal year ended
         February 3, 1996.